RULE 10f-3 REPORT FORM

Record of Securities Purchased

(Delaware Investments Fund Advisers)

1.	Name of Fund: LVIP Delaware Foundation Aggressive Allocation Fund

2.	Name of Issuer: Great Western Bancorp Inc.

3.	Underwriter from whom purchased: Bank of America Merrill Lynch

4.	Affiliated Underwriter managing or participating in underwriting syndicate: Macquarie

5.	Aggregate principal amount of purchase for this Fund by the Adviser: $10,340 (440 shares)

6.	Aggregate principal amount of purchase by all investment companies advised by the Adviser: $11,429,601 (486,366 shares)

7.	Aggregate principal amount of offering: $295,230,500 (12,563,000 shares)

8.	Purchase price (net of fees and expenses): $23.50

9.	Offering price at close of first day on which any sales were made: $24.88

10.	Date of Purchase: July 28, 2015

11.	Date offering commenced: July 28, 2015

12.	Commission, spread or profit: $0.564 / share

13.	Have the following conditions been satisfied?	Yes	No

a.	The securities are:

	part of an issue registered under the Securities Act of 1933 which is being offered to the public;	☒	☐

	part of an issue of Government Securities; Eligible	☐	☐

	Municipal Securities; sold in an Eligible Foreign	☐	☐

	Offering; OR sold in an Eligible Rule 144A Offering?	☐	☐

(See Rule 10f-3 Procedures for definitions of defined terms used herein.)

b.	(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR	☐	☐

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?	☐	☐

c.	The underwriting was a firm commitment underwriting?		☐

d.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?	☒	☐

e.	The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?	☒	☐

f.	(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR	☒	☐

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

	(ii) The principal amount of the offering of such class in any concurrent public offering?	☐	☐

g.	(1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR	☒	☐

	(2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?	☐	☐

h.	Information has or will be timely supplied to an appropriate officer of the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trust’s Board of Trustees?	☒	☐

All purchases described in this report were executed in compliance with Rule 10f-3 and the Rule 10f-3 procedures adopted by the Board of Trustees of Lincoln Variable Insurance Product Trust.

I have submitted these answers and completed this form based on all available information

Name:	Sharon Hill

Title:	SVP, Head of Equity Quantitative Research

Date:	September 18, 2015